UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 26, 2013 (the “Effective Date”), the board of directors (the “Board”) of LiqTech International, Inc., a Nevada corporation (the “Company”), appointed Mark Vernon to serve as a member of the Board until his successor is duly elected, qualified and seated or until his earlier resignation or removal. Mr. Vernon will receive $20,000 per annum as compensation for his service on the Board. Mr. Vernon’s participation in any other compensation plans or arrangements has not been definitively determined as of the filing date of this Current Report on Form 8-K.

Mr. Vernon replaces Jens Kampmann as a member of the Board. Mr Kampmann amicably resigned from the Board on the Effective Date.

Item 8.1 Other Events

On February 26, 2013, the Company issued a press release announcing the appointment of Mr. Vernon, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Press Release Regarding Appointment of Mark Vernon to Board	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: February 28, 2013	/s/ Soren Degn
Soren Degn
Chief Financial Officer

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